                                                                   EXHIBIT 10.22

         AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of December ____, 2001, effective as of January 1, 2002 (the "Effective Date"), as amended on February 20, 2003, between AOL TIME WARNER INC., a Delaware corporation (the "Company"), and R.E. TURNER III.

         You are currently employed by the Company pursuant to an Employment Agreement dated as of March 25, 1998 and effective as of January 1, 1998, as amended (the "Prior Agreement"). You and the Company desire to set forth the terms and conditions of your continued employment by the Company and agree as follows:


         1. Term of Employment. Your "term of employment," as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on December 31, 2003 (the "Term Date").

         2. Employment. During the term of employment, you shall serve as Vice Chairman of the Company and you shall have the authority, functions, duties, powers and responsibilities consistent with your special position with the Company. It is understood that your employment hereunder shall be non-exclusive and that you will, among other things, continue to be employed by your own companies, that you will engage in bison raising, the ownership and/or operation of restaurants, ranch properties and other real estate, the ownership, management and operation of your other businesses and investments currently or hereafter primarily owned or held by you and/or members of your family or related entities (including, without limitation, the management and operation of your current businesses, and venture capital or investment funds or partnerships that are owned primarily by you and/or members of your family or related entities) and activities on behalf of not-for-profit and charitable organizations or foundations. The place for the performance of your services shall be your current principal executive offices at the Company headquarters in New York City, subject to such other reasonable travel as may be appropriate or required in the performance of your duties for the Company. So long as you are employed by the Company pursuant to the terms of this Agreement, and subject to your rights and the Company's obligations under the provisions of the Investors Agreement No. 1 dated as of October 10, 1996 between the Company, you and Turner Outdoor, Inc., the Company shall include you in the management slate for election as a director at every stockholders' meeting at which your term as a director would otherwise expire and shall use its best efforts to cause you to be elected a member of its Board of Directors at each such meeting.

         3. Compensation.

                  3.1 Base Salary. The Company shall pay you a base salary at the rate of not less than $1,000,000 per annum during the term of employment ("Base Salary"). The Company may not decrease your Base Salary during the term of employment. Base Salary shall be paid in accordance with the Company's customary payroll practices.

                  3.2 Deferred Compensation. Pursuant to the terms of your previous employment agreements with the Company, you have been paid deferred compensation which has been deposited in a special account (the "Trust Account") maintained on the books of a Time Warner Inc. grantor trust (the "Rabbi Trust") for your benefit. The Trust Account shall be maintained by the trustee (the "Trustee") thereof in accordance with the terms of Annex A attached hereto and the trust agreement (the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be consistent with the terms of Annex A), until the full amount which you are entitled to receive therefrom has been paid in full. The Company shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for your benefit.

                  3.3 Indemnification. You shall be entitled throughout the term of employment in your capacity as Vice Chairman or as an officer or director of the Company or any of its affiliates (and after the end of the term of employment, to the extent relating to service during the term of employment as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-laws of the Company (not including any amendments or additions after the date hereof that limit or narrow, but including any that add to or broaden, the protection afforded to you by those provisions). In addition, if at any time during the term of employment the Company generally provides indemnification agreements to its other directors or executive officers, the Company shall provide a substantially similar agreement to you.


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

                  3.4 Reimbursement. The Company shall pay or reimburse you for all reasonable travel (including use of your personal means of transportation), entertainment and other business expenses actually incurred or paid by you during the term of employment in the performance of your services under this Agreement upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

                  3.5 Office Facilities. The Company shall during the term of this Agreement, without charge to the you, continue to maintain and provide your office space and other facilities located at your current executive offices in New York City, together with secretarial services, office facilities, services and furnishings, in each case substantially as currently provided.

         4. Death. If you die during the term of employment, this Agreement and all obligations of the Company to make any payments hereunder shall terminate except that (i) your estate (or a designated beneficiary) shall be entitled to receive Base Salary to the last day of the month in which your death occurs, and
(ii) the Trust Account shall be liquidated and revalued as provided in Annex A as of the date of your death (except that all taxes shall be computed and charged to the Trust Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance of the Account (plus any amount due under the last paragraph of Section A.6 of Annex A) shall be paid to your estate (or a designated beneficiary) in a single payment not later than 75 days following such date of death.

         5. Life Insurance.

                  5.1 Split Ownership Insurance. Subject to your satisfactory completion of any applications and other documentation and any physical examination that may be required by the insurer, the Company shall continue to maintain $6,000,000 face amount of split ownership, whole or universal life insurance on your life, to be owned by you or the trustees of a trust for the benefit of your spouse and/or descendants. You shall use reasonable efforts to fulfill all requirements necessary to maintain such insurance.

Until your death, the Company shall pay all premiums on such policy and shall maintain such policy (without reduction of the face amount of the coverage). The Company shall not borrow from the cash value of such policy. At the time of your death, or on the earlier surrender of such policy by the owner, you agree that the owner of the policy shall promptly pay to the Company an amount equal to the premiums paid by the Company on such policy (net of (i) tax benefits, if any, to the Company in respect of payments of such premiums, (ii) any amounts payable by the Company which had been paid by you or on your behalf with respect to such insurance, (iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance on your life, and (iv) any unpaid borrowings by the Company on the policy), whether before, during or after the term of this Agreement. The owner of the policy from time to time shall execute, deliver and maintain a customary split dollar insurance and collateral assignment form, assigning to the Company the proceeds of such policy but only to the extent necessary to secure the reimbursement obligation contained in the preceding sentence.

                  5.2 Group Life Insurance. In addition to the foregoing, during the term of employment, the Company shall (i) provide you with $50,000 of group life insurance and (ii) pay you annually an amount equal to two times the premium you would have to pay to obtain life insurance under the Group Universal Life ("GUL") insurance program made available by the Company in an amount equal to $1,950,000. You shall be under no obligation to use the payments made by the Company pursuant to the preceding sentence to purchase GUL insurance or to purchase any other life insurance. If the Company discontinues its GUL insurance program, the Company shall nevertheless make the payments required by this
Section 5 as if such program were still in effect. The payments made to you pursuant to this Section 5 shall not be considered as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit-sharing or other benefit plan of the Company or any subsidiary of the Company.

         6. Other Benefits. To the extent that (a) you are eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment and so long as you are an employee of the Company, you shall be eligible to participate in any pension, profit-sharing or similar plan or program and in any group life insurance (to the extent set forth in Section 5), hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter. In addition, you shall be entitled during the term of employment and so long as you are an employee of the Company, to receive other benefits generally available to all senior executives of the Company to the extent you are eligible under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services. All stock options granted to you by the Company or Time Warner Inc. shall remain exercisable while you are employed by the Company. All vested and unexercised stock options held by you as of the date you shall cease to be employed by the Company shall thereafter remain exercisable pursuant to the terms of the stock option plans and agreements under which they were granted, which may vary.

         7. Protection of Confidential Information. The provisions of Section
7.2 shall apply from the Effective Date through the date you shall cease to be actively employed by the Company or leave the payroll of the Company for any reason. Except as otherwise provided therein, the provisions of Section 7.1 shall apply from the Effective Date to the date that is one year after the event described in the preceding sentence.

                  7.1 Confidentiality Covenant. You acknowledge that your employment by the Company (which, for purposes of this Section 7 shall mean AOL Time Warner Inc. and its affiliates) will, throughout the term of employment, bring you into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. You further acknowledge that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. You further acknowledge that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world and that the nature of your services, position and expertise are such that you are capable of competing


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

with the Company from nearly any location in the world. In recognition of the foregoing, you covenant and agree:

                           7.1.1 You shall keep secret all material confidential
matters of the Company and shall not intentionally disclose such matters to anyone outside of the Company, either during or for a period of one (1) year after the termination of employment, except with the Company's written consent, provided that (i) you shall have no such obligation to the extent such matters are or become publicly known other than as a result of your beach of your obligations hereunder and (ii) you may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process; and

                           7.1.2 At the Company's request and expense, you shall
deliver promptly to the Company, all memoranda, notes, records, reports and other documents relating to the Company's business, which you obtained while employed by, or otherwise serving or acting on behalf of, the Company as a result of your employment as Vice Chairman of the Company and which you may then possess or have under your control.

                  7.2. Non-Solicitation. For so long as you are employed by the Company, without the prior written consent of the Company you shall not solicit the employment of, and shall not cause any entity of which you are an affiliate to solicit the employment of, any person who was a full-time executive employee of the Company at the date of such termination or within six months prior thereto. The parties agree that the restrictions set forth in the immediately preceding sentence shall not apply to any solicitation directed by you at the public in general in publications available to the public in general or any contact which you can demonstrate was initiated by such employee.

                  7.3 Specific Remedy. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if you shall commit a material breach of any of the provisions of Section 7.1 or 7.2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach


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or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

         8. Notices. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by overnight courier, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                  8.1 If to the Company:

                         AOL Time Warner Inc.
                         75 Rockefeller Plaza
                         New York, New York  10019

                         Attention:  Chief Executive Officer

                         (with a copy, similarly addressed
                         but Attention:  General Counsel)

                  8.2 If to you, to your residence address set forth on the records of the Company.

         9. General.

                  9.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  9.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.



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

                  9.3 Entire Agreement; Performance of Prior Agreement. This Agreement, including Annex A, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, including without limitation, the Prior Agreement. Both parties acknowledge and agree that the Prior Agreement has been fully performed by each party and that neither party has a claim against the other thereunder.

                  9.4 No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                  9.5 Assignability. This Agreement and your rights and obligations hereunder may not be assigned by you. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to all or substantially all of the business and assets of the Company, whether by merger, purchase of stock or assets or otherwise. The Company shall cause such successor expressly to assume such obligations.

                  9.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  9.7 Legal Fees. In addition to any obligations the Company may have under Section 3.3, the Company shall promptly pay, upon demand by you, all legal fees, court


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costs, fees of experts, and other costs and expenses when incurred by you arising in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding relating to this Agreement to which you are or expect to become a party. Subject to any rights you may have under
Section 3.3, if the Company or, if the Company is not a party to such litigation or proceeding, the party opposing you, shall substantially prevail on the material issues involved in any such litigation or proceeding (but in no other case), then, after all rights of appeal have been exercised or lapsed, you shall promptly repay to the Company all amounts previously paid to you under this
Section in respect of such litigation or proceeding, but without interest thereon.

                  9.8 Beneficiaries. Whenever this Agreement provides for any payment to your estate, such payment may be made instead to such beneficiary or beneficiaries as you may designate by written notice to the Company. You shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

                  9.9 No Conflict. You represent and warrant to the Company that this Agreement is legal, valid and binding upon you and the execution of this Agreement and the performance of your obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which you are a party (including, without limitation, any other employment agreement). The Company represents and warrants to you that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

                  9.10 Withholding Taxes. Payments made to you pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

                  9.11 No Offset. Neither party shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such



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party, whether pursuant to this Agreement or otherwise, and each party shall make all the payments provided for in this Agreement in a timely manner.

                  9.12 Severability. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                  9.13 Definitions. The following terms are defined in this Agreement in the places indicated:

         Base Salary - Section 3.1
         Company - the first paragraph on page 1 and Section 7.1
         Effective Date - the first paragraph on page 1
         Pay-Out Period - Section A.6 of Annex A
         Prior Account - Section 3.2
         Prior Agreement - the second paragraph on page 1
         Rabbi Trust - Section 3.2
         Term Date - the second paragraph on page 1
         term of employment - Section 1
         Trust Account - Section 3.2
         Trust Agreement - Section 3.2
         Trustee - Section 3.2


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         AOL TIME WARNER INC.



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                                        By
                                           -----------------------------------
                                                   Richard D. Parsons


                                        --------------------------------------
                                                   R.E. Turner III


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                                                                         ANNEX A

                          DEFERRED COMPENSATION ACCOUNT


         A.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to the Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to the Executive and the Trustee written quarterly reports as to the current status of the Executive's Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made, at the rates and times actually paid by the Trust Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

         A.2 Dividends and Interest. The Trust Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

         A.3 Adjustments. The Trust Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

         A.4 Obligation of the Company. Without in any way limiting the obligations of the Company otherwise set forth in the Agreement or this Annex A, the Company shall have the obligation to maintain and enforce the Rabbi Trust in accordance with the provisions of Section 3.2 of the Agreement, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to the Executive. The Trust Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5) and only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, as provided in the Trust Agreement. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

         A.5 Taxes. The Trust Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A.1 or A.6. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section A.1. If any of the sales of the securities which are sold pursuant to Section A.1 or A.6 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section A.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

         A.6 Payments. Payments of deferred compensation shall be made as provided in this Section A.6. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of ten years (the "Pay-Out Period") commencing on the first Company payroll date in the month following the later of (i) the Term Date and (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay-Out Period, or more frequently at the Company's or the Trustee's election (the "Valuation Date"), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness. The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence, exceeds the aggregate amount of credits to the Trust Account pursuant to the Prior Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account


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

since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

         If the Executive terminates the Agreement or the term of employment in breach of the Agreement, the Trust Account shall be valued as of the later of
(i) the Term Date or (ii) twelve months after termination of the Executive's employment with the Company, and the balance of the Trust Account, after the securities held therein have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

         If the Executive shall die at any time whether during or after the term of employment, the Trust Account shall be valued as of the date of the Executive's death and the balance of the Trust Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

         Notwithstanding the foregoing provisions of this Section A.6, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust Account shall be paid to the Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

         Within 90 days after the end of each taxable year of the Company in which payments have been made from the Trust Account and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.6, the Executive shall not be entitled to receive pursuant to this Annex A an aggregate amount that shall exceed the sum of (i) all credits made to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.6 shall be determined in accordance with Section
A.5 above.


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